Exhibit 5.2

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE NO: 051645.0000001

November 13, 2018

Atmos Energy Corporation

1800 Three Lincoln Centre

Dallas, Texas 75240

Atmos Energy Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to Atmos Energy Corporation, a Texas and Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time by the Company of up to a maximum aggregate offering price of $3,000,000,000 of (i) debt securities which the Company may issue in one or more series and which may include provisions regarding conversion of the debt securities into the Company’s common stock (the “Debt Securities”) and (ii) shares of the Company’s common stock, no par value per share (the “Common Stock,” and together with the Debt Securities, the “Securities”). The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of corporate officers of the Company and public officials and such other documents as we have deemed necessary for the purposes of rendering this opinion, including, among other things, (i) the Company’s Virginia Restated Articles of Incorporation (the “Articles of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), each as amended through the date hereof, (ii) a certificate issued by the State Corporation Commission of the Commonwealth of Virginia on the date hereof, to the effect

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON   LOS   ANGELES

MIAMI   NEW   YORK   NORFOLK   RALEIGH/DURHAM   RICHMOND   SAN   FRANCISCO   THE   WOODLANDS   TYSONS   WASHINGTON,   DC

www.HuntonAK.com

Atmos Energy Corporation

November 13, 2018

that the Company is existing under the laws of the Commonwealth of Virginia and in good standing, (iii) resolutions of the Board of Directors of the Company adopted at a meeting held on August 7-8, 2018, (iv) the Registration Statement, and (v) a copy of the indenture, dated as of March 26, 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (iv) the legal capacity of natural persons, (v) the genuineness of all signatures not witnessed by us and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by the Company).

As to factual matters, including the execution and delivery of the Indenture and the Securities by officers of the Company, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia. We express no opinion as to the effect of the laws of the State of Texas on the issuance, payment and nonassessability of the Securities.

The opinions set forth herein are subject to the following assumptions, qualifications and limitations being true and correct at or prior to the time of the delivery of the applicable Security:

(a) the Articles of Incorporation and Bylaws have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein;

(b) the Board of Directors of the Company will have duly authorized and taken any necessary corporate action to approve each proposed issuance and sale of shares of Common Stock in conformity with the Articles of Incorporation and Bylaws, each as amended through such time, and such authorization shall remain in effect and unchanged at all times during which such shares of Common Stock are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any shares of Common Stock takes place in accordance with such authorization);

Atmos Energy Corporation

November 13, 2018

(c) the Board of Directors of the Company will have duly authorized and taken any necessary corporate action to approve (i) each proposed issuance and sale of Debt Securities, and in the case of any Debt Securities convertible into Common Stock (a “Convertible Security”), in conformity with the Articles of Incorporation and Bylaws, each as amended through such time, and (ii) the execution, delivery and performance of the Company’s obligations under the Debt Securities and any related documentation, and such authorization shall remain in effect and unchanged at all times during which such Debt Securities are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any Debt Securities takes place in accordance with such authorization);

(d) the Registration Statement, and any amendments thereto (including post-effective amendments), filed under the Act and the effectiveness thereof will not have been terminated or rescinded and will comply with all applicable laws;

(e) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the Securities offered thereby;

(f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein; and

(g) upon issuance of any Common Stock, including upon conversion of any Convertible Security, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation, as amended through such time, and other relevant documents.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

1. The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

Atmos Energy Corporation

November 13, 2018

2. The Company has the requisite corporate power to file the Registration Statement and to execute, deliver and perform its obligations under the Indenture and the Debt Securities (collectively, the “Note Documents”).

3. The authorization, execution and delivery of the Note Documents by the Company and the performance of its obligations under the Note Documents do not violate the Articles of Incorporation, the Bylaws or any law or regulation of the Commonwealth of Virginia or any order, judgment or decree of any court, regulatory body, administrative agency or governmental body of the Commonwealth of Virginia applicable to the Company.

4. When shares of Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable purchase, underwriting or similar agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the shares of Common Stock will be validly issued, will be fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinions are expressly limited to the matters set forth above and we render no opinions, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ Hunton Andrews Kurth LLP